UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2024

Great Elm Group, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39832	85-3622015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 PGA Boulevard, Suite 603 Palm Beach Gardens, FL	33410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GEG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
7.25% Notes due 2027	GEGGL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 4, 2024, Great Elm Group, Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”).  The results of the voting at the Annual Meeting were as follows:

	For	Withheld	Broker Non-Votes
Election of directors:
Matthew A. Drapkin	13,362,248	5,085,992	7,908,600
James H. Hugar	17,849,007	599,233	7,908,600
David Matter	18,193,805	254,435	7,908,600
James P. Parmelee	16,689,345	1,758,895	7,908,600
Jason W. Reese	18,241,132	207,108	7,908,600
Eric J. Scheyer	16,561,914	1,886,326	7,908,600

	For	Against	Abstain	Broker Non-Votes
Ratification of the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025	26,322,864	31,420	2,556	0

	For	Against	Abstain	Broker Non-Votes
Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers	16,761,733	1,683,843	2,664	7,908,600

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Approval, on a non-binding advisory basis, of the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers	18,105,571	728	330,720	11,221	7,908,600

Based on the recommendation of the Company’s board of directors (the “Board”) in the Company’s 2024 definitive proxy statement and the voting results, the Board has determined that future advisory votes to approve named executive officer compensation will be held every year until the next advisory vote on the frequency of such advisory votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM GROUP, INC.

Date: December 4, 2024	/s/ Keri A. Davis
By:	Keri A. Davis
Title:	Chief Financial Officer